Exhibit 10.4

Management Services Agreement

Dolphin Advisors, LLC

c/o Dolphin Asset Management Corp.

129 East 17th Street

New York, NY 10003

Dated as of             , 2005

ACT Teleconferencing, Inc.

1526 Cole Boulevard

Suite 300

Golden, Colorado 80401

Ladies and Gentlemen:

This letter agreement sets forth the terms and conditions on which Dolphin Advisors, LLC, a Delaware limited liability company (the “Manager”), will provide ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), with certain financial and management consulting services.

Accordingly, we have agreed as follows:

1. Definitions.

(a) “Common Stock” is defined in the Securities Purchase Agreement.

(b) “Company” is defined in the first paragraph of this agreement.

(c) “Closings” is defined in the Securities Purchase Agreement.

(d) “Initial Closing” is defined in the Securities Purchase Agreement.

(e) “Management Consulting Event” is defined in Section 3.

(f) “Management Fee” is defined in Section 3.

(g) “Manager” is defined in the first paragraph of this agreement.

(h) “Second Closing” is defined in the Securities Purchase Agreement.

(i) “Securities Purchase Agreement” is that certain agreement dated as of June 30, 2005, by and among the Company, the Manager and other buyers relating to the purchase and sale of Series AA Preferred.

(j) “Series AA Preferred” is defined Securities Purchase Agreement.

2. Services. The Manager will provide the Company with management and consulting services regarding the business of the Company and such other services relating to the Company as may from time to time be reasonably requested by the Board of Directors (or comparable governing body, such as the manager of a limited liability company) or executive officers of the Company. Without limiting the generality of the foregoing, the parties currently contemplate that these services shall include advice regarding improvements to the Company’s managerial structure, staffing, operating efficiencies, cost-management and other business functions. The Manager shall devote only so much time, and shall consult with and advise the officers and managers of the Company only to such extent and at such times and places as may be mutually convenient to the Company and the Manager.

3. Compensation and Expenses.

(a) For the services to be rendered by the Manager hereunder, the Manager shall receive an annual fee (the “Management Fee”) equal to $320,000. The Company shall pay the Management Fee in equal quarterly installments in arrears, commencing on the date that is three months from the Initial Closing.

(b) The Company shall reimburse the Manager for the cost of all reasonable out-of-pocket fees and expenses hereafter incurred by the Manager and its affiliates in the performance of the services hereunder and all matters related thereto.

(c) In connection with additional management services required in connection with certain corporate events, the Manager shall also be entitled to additional customary and reasonable fees for management consulting services provided to the Company or to any of its direct or indirect subsidiaries or shareholders, including with respect to, without limitation, refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business combinations, sales and divestitures (each a “Consulting Event”). In the event that at any time during the term hereof, there shall occur a Consulting Event involving the Company or any of the Company’s direct or indirect subsidiaries or equity holders, the Company shall pay the Manager a management consulting fee, in cash, equal to 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to or by the Company or to or by any of its direct or indirect subsidiaries or equity holders in consideration for the Manager’s performance of management consulting services in connection with such Consulting Event.

(d) If for any reason the Company is unable to pay any or all of the amounts otherwise owed to the Manager pursuant to this Agreement, the Company shall make such payments, together with interest compounded annually at the Prime Rate (as in effect from time to time) plus 3% from the date such amounts were initially due, as soon as it is able to do so.

4. Activities of the Manager. The Manager shall be free to provide similar services to such other business enterprises or activities as the Manager may deem fit without any limitation or restriction whatsoever.

5. Term. The term of this agreement shall commence as of the date hereof and shall continue for as long as Dolphin Direct Equity Partners, LP and any of its Affilaites (as such term is defined in Rule 405 under the Securities Act of 1933) owns at least fifty percent (50%) of the Series AA Preferred purchased by Dolphin at the Initial Closing or Common Stock issued upon the conversion thereof.

6. Relationship of the Parties. The Manager is providing services hereunder as an independent contractor, retaining control and responsibility for its operations and personnel. Nothing in this agreement shall be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee relationship between the Company on the one hand, and the Manager or any of the Manager’s employees on the other hand.

7. Board of Directors and Officers. Nothing in this agreement shall be construed to relieve the directors or officers of the Company from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s organizational documents, any applicable provisions of applicable law, or otherwise. The activities of the Company shall at all times be subject to the control and direction of its Board of Directors (or comparable governing body, such as the manager of a limited liability company) and officers. The Company reserves the right to make all decisions with regard to any matter upon which the Manager has rendered its advice and consultation.

8. Limitation of Liability. Neither the Manager nor any of its affiliates, members, partners, managers, officers, employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Manager or any of its affiliates, members, partners, managers, officers, employees or agents be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Manager has been advised of the possibility of such damages. Under no circumstances will the liability of the Manager and its affiliates, members, partners, managers, officers, employees or agents exceed, in the aggregate, the fees actually paid to the Manager hereunder.

9. Indemnification. The Company shall reimburse, defend, indemnify and hold the Manager and its affiliates, members, partners, managers, officers, employees and agents, harmless from and against any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost and other expense (including, without limitation, reasonable legal fees and expenses) arising out of, related to or in connection with (a) any act or omission of, or on behalf of, the Company or the Manager, except to the extent proven to result directly from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company.

10. Assignment. This agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company without the prior written consent of the Manager. This agreement and the rights, duties and obligations of the Manager hereunder may not be assigned or delegated by the Manager, other than to an affiliate of the Manager, without the prior written consent of the Company.

11. Amendments. No amendment, supplement or waiver of any provision of this agreement shall be effective unless the same shall be in writing and signed by the Manager and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

12. Applicable Law; Jurisdiction; JuryTrial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

14. Entire Agreement. This agreement contains the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this agreement.

15. Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

16. Counterparts. This agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[The next page is the signature page]

Please sign below to confirm that the foregoing sets forth our agreement.

Very truly yours,

DOLPHIN ADVISORS, LLC

By:	Dolphin Management Inc. its managing member

By:
Name: Peter E. Salas
Title: President

Agreed: ACT TELECONFERENCING, INC.

By:
Name:
Title: